astria™ THERAPEUTICS

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone.

Vote Your Proxy on the Internet:
Go to https://fcrvote.com/ATXSsm
Have your proxy card available when you access the above website.
Follow the prompts to vote your shares.

Vote Your Proxy by Phone:
Call 1-866-402-3905
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.

CONTROL NUMBER

NAME & ADDRESS HERE

As a stockholder of Astria Therapeutics, Inc., you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. EST on January 20, 2026.

▼PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▼

ASTRIA THERAPEUTICS, INC.

SPECIAL MEETING OF STOCKHOLDERS
JANUARY 21, 2026 AT 9:00 a.m. EST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ASTRIA THERAPEUTICS, INC.

The undersigned, revoking all prior proxies heretofore given, hereby appoints Jill C. Milne, Noah Clauser and Benjamin Harshbarger, and each of them, as proxies, attorneys and agents, with full power of substitution, to vote all shares of common stock of Astria Therapeutics, Inc., a Delaware corporation, that the undersigned would be entitled to vote at the Special Meeting of Stockholders scheduled to be held on January 21, 2026 at 9:00 a.m. EST, including at any adjournments, postponements, or continuations thereof, with all powers that the undersigned would possess if personally present.

If no designation is made, the shares will be voted as the Board of Directors recommends, as indicated on the reverse side and in the discretion of the proxy upon such other matters as may properly come before the Special Meeting.

NAME & ADDRESS HERE

BARCODE HERE

CONTROL NUMBER

Address Change:
(If you noted any Address Changes above, please mark box.) ☐

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Signature ______________________________

Date ______________________________

Title ______________________________

Signature (Joint Owners) ______________________________

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on January 21, 2026:

The Proxy Statement is available at:
https://web.viewproxy.com/ATXSsm

▼PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.▼

When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted "FOR" the proposals listed below.

Please mark your votes like this ☒

Your Board of Directors recommends a vote "FOR" the following proposals:

1. To adopt the Agreement and Plan of Merger, dated as of October 14, 2025 by and among BioCryst Pharmaceuticals, Inc. ("BioCryst"), Axel Merger Sub, Inc., a wholly owned subsidiary of BioCryst ("Merger Sub"), and Astria Therapeutics, Inc. ("Astria"), under which Merger Sub will merge with and into Astria, with Astria surviving and becoming a wholly owned subsidiary of BioCryst (the "Merger") (the "Merger Proposal").

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

2. To cast a vote, on a non-binding, advisory basis, to approve the Merger-related named executive officer compensation as disclosed in the table entitled "Golden Parachute Compensation" and its accompanying footnotes which is included in the section of the proxy statement entitled "The Merger—Interests of Astria's Directors and Executive Officers in the Merger," as required by Section 14A of the Securities Exchange Act of 1934, as amended, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐

3. To approve one or more adjournments of the Special Meeting to a later date or dates if there are not sufficient votes for adoption of the Merger Proposal on the date on which the Special Meeting is held.

FOR ☐ **AGAINST** ☐ **ABSTAIN** ☐